                                                                   EXHIBIT 10.18

                      ADVERTISING AND PROMOTION AGREEMENT

          This Advertising and Promotion Agreement (the "Agreement") is entered
                                                         ---------
into as of June 7, 1999 (the "Effective Date") between Yahoo! Inc., a
                              --------------
Delaware Corporation ("Yahoo") and US SEARCH.com Inc., a Delaware corporation ("1-800 U.S. SEARCH").
  -----------------
     In consideration of the mutual promises contained in this Agreement, Yahoo and 1-800 U.S. SEARCH hereby agree as follows:

1.   Definitions.
     -----------

     The following terms are used in this Agreement with the respective meanings set forth below:

     "1-800 U.S. SEARCH Banner Advertisements" means banner advertisements
      ---------------------------------------
meeting Yahoo's standard requirements and that: (a) promote the products and services of 1-800 U.S. SEARCH, (b) have dimensions no larger than 468 pixels wide by 60 pixels high, (c) do not have "looped" animation, (d) do not have any animation longer than six seconds, (e) have a file size of no greater than 12K,
(f) may, at the election of 1-800 U.S. SEARCH, be an "html" banner provided such banners meet Yahoo's standard published specifications located at www.yahoo.com/docs/advertising/ops/banner_html.html, and (g) will permit users
------------------------------
to navigate directly to a page on the 1-800 U.S. SEARCH dedicated to the online purchase of Public Record Information.

     "1-800 U.S. SEARCH Link" means any link placed by Yahoo under this
      ----------------------
Agreement, including, without limitation, the 1-800 U.S. SEARCH Banner Advertisements, and 1-800 U.S. SEARCH Search Module, Graphic Link, and Functional Text Link.

     "1-800 U.S. SEARCH Marks" means all domain names, trademarks and logos
      -----------------------
(collectively, the "Marks") of 1-800 U.S. SEARCH designated by 1-800 U.S. SEARCH for Yahoo's use in conjunction with Yahoo's performance under this Agreement.

     "1-800 U.S. SEARCH Search Module" means a search module that: (a) appears
      -------------------------------
in a manner substantially similar to the examples set forth in Exhibits A and B,
                                                               ----------------
(b) contains the 1-800 U.S. SEARCH name, logo or other 1-800 U.S. SEARCH Marks (or any Mark that is a successor company of 1-800 U.S. SEARCH) and (c) contains input fields where a user can designate an individual's name, date of birth, date and/or social security number.

     "1-800 U.S. SEARCH Site" means the web site owned or operated by 1-800 U.S.
      ----------------------
SEARCH currently located at http://www.1800ussearch.com or any sub pages that is dedicated to providing users with online access and the ability to search for Public Record Information.

     "Functional Text Link" means a text link that: (a) contains, at 1-800 U.S.
      --------------------
SEARCH's option either (1) a 1-800 U.S. SEARCH Mark, without graphic, (or any Mark that is a successor

[*]=Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

company of 1-800 U.S. SEARCH) or (2) a textual reference to the services of 1-800 U.S. SEARCH relevant to the listing where the link appeared that is mutually agreed to by the parties, (b) is of no more than 21 characters (including spaces), (c) appears in a manner similar to the examples set forth on Exhibits F and G, and (c) permits users to navigate directly to a page on the 1-800 U.S. SEARCH Site dedicated to the online purchase of Public Record Information specific to the listing where the link appeared.

     "Graphic Link" shall mean a link that: (a) contains a 1-800 U.S. SEARCH
      ------------
Mark (or any Mark that is a successor company of 1-800 U.S. SEARCH), (b) has dimensions no larger than 88 pixels wide by 31 pixels high (c) has a maximum file size of less than 2 KB, (d) is accompanied by a text link of no more than twenty-five (25) characters, (e) does not contain animation and (f) permits users to navigate directly to a page on the 1-800 U.S. SEARCH Site dedicated to providing users with online access to and the ability to search for Public Record Information.

     "Page View" means a user's request for a page on a world wide web site.
      ---------

     "Public Record Information" includes information about individuals and
      -------------------------
businesses that is obtained from the records of local, state and federal government agencies and entities and also includes publicly available information from non-government sources.

     "Term" means the period beginning on the date this Agreement is fully
      ----
executed and continuing until January 31, 2001.

     "Yahoo Main Site" means Yahoo's principal U.S. based directory to the World
      ---------------
Wide Web currently located at http://www.yahoo.com.
                              --------------------

     "Yahoo People Search" means Yahoo's U.S. based service that is part of
      -------------------
Yahoo Main Site and is currently located at http://people.yahoo.com that allows
                                            -----------------------
users to search for and access individual telephone numbers and email addresses.

     "Yahoo Properties" means any Yahoo branded or co-branded media properties,
      ----------------
including, without limitation, Internet guides, that are developed in whole or in part by Yahoo or its affiliates.

2.   1-800 U.S. SEARCH Search Module.  Subject to Section 5.6 hereof:
     -------------------------------

     2.1 Yahoo will place a Graphic Link and a 1-800 U.S. SEARCH Search Module on (a) the top page of Yahoo People Search in a manner substantially similar to the example set forth in Exhibit A, (b) the page of Yahoo
                                              ---------
          People Search that results when no listings are returned on a search query submitted on Yahoo People Search for a telephone listing in a manner substantially similar to the example set forth on Exhibit B,
                                                                   ---------
          (c) the page of Yahoo People Search that results when no listings are returned on a search query submitted on Yahoo People Search for an email address in a manner substantially similar to the example set forth on Exhibit
                   -------

          C, and (d) the page of Yahoo People Search that results when a user
          -
          chooses to conduct an advanced email search in a manner substantially similar to the example set forth on Exhibit D.
                                              ---------

     2.2 Yahoo will place a Functional Text Link and a Graphic Link on (a) the page of Yahoo People Search that results when telephone listings are returned on a search query submitted on Yahoo People Search for a telephone listing in a manner substantially similar to the example set forth on Exhibit E and (b) the page of Yahoo People Search that
                   ---------
          results when email listings are returned on a search query submitted on Yahoo People Search for an email address in a manner substantially similar to the example set forth on Exhibit F. In addition, a
                                              ---------
          Functional Text Link will be associated with each result as designated in (a) and (b) above.

     2.3 Yahoo will use all reasonable efforts in a timely fashion (no later than [*] days from the time Yahoo receives the $2,034,615.28 payment due under Section 8.1) to write to an API provided by 1-800 U.S. SEARCH such that when a user clicks on the Functional Text Link placed (a) in telephone listings, the first name, last name, city and state of the individual listing will be populated into the page that results on the 1-800 U.S. SEARCH Site, provided such information exists from the Yahoo People Search database and (b) in email listings, the first name, last name, and addresses of the individual listing will be populated into the page that results on the 1-800 U.S. SEARCH Site provided such information exists from the Yahoo People Search database.

     2.4 Each 1-800 U.S. SEARCH Search Module will allow users to search for information regarding an individual by submitting a query into input fields in a manner similar to the examples in Exhibits A-D. All search
                                                        ------------
          queries submitted via the 1-800 U.S. SEARCH Search Module shall direct the user to a page on the U.S. SEARCH Site with the ability to search for Public Record Information.

3.   1-800 U.S. SEARCH Banner Advertisements.  Subject to Section 5.6 hereof:
     ---------------------------------------

     3.1 Yahoo shall place 1-800 U.S. SEARCH Banner Advertisements on certain directory and keyword search result pages of the Yahoo Main Site described on Exhibit G.
                       ---------

     3.2 All 1-800 U.S. SEARCH Banner Advertisements shall be placed subject to availability and pursuant to Yahoo's standard insertion orders to be completed upon execution of this Agreement.

4.   Representations and Warranties.
     ------------------------------

[*]=Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

     1-800 U.S. SEARCH represents and warrants that (a) it is in compliance with all applicable rules and regulations of any and all governmental entities or agencies of any jurisdiction, (b) it is in compliance with all applicable laws, rules and regulations of any jurisdiction, including, without limitation, all federal, state, and local rules and regulations relating to consumer protection, privacy, the promotion, distribution, reproduction and sale of any and all material, content, products and services offered, provided or distributed on the 1-800 U.S. SEARCH Site and any other applicable laws of any jurisdiction in effect and that may come into existence during the Term hereof that is material to its business and the satisfaction of its obligations under this Agreement and (c) there are no pending or threatened claims, suits, actions or charges against it alleging any violation of any of rules and regulations referred to in clauses (a) and (b) above.

5.   Implementation.
     ---------------

     5.1 Yahoo will be solely responsible for the user interface and placement of the 1-800 U.S. SEARCH Links. 1-800 U.S. SEARCH shall promptly provide Yahoo all URLs, URL formats (as applicable), content, and other materials necessary for Yahoo to provide the 1-800 U.S. SEARCH Links. All content and material contained in the 1-800 U.S. SEARCH Links is subject to Yahoo's approval, such approval shall not be unreasonably withheld and must comply with all applicable federal, state and local laws, rules and regulations, including, without limitation, consumer protection laws and rules and regulations governing product claims, truth in labeling, and false advertising.

     5.2 1-800 U.S. SEARCH hereby grants to Yahoo a non-exclusive, worldwide, fully paid license to use, reproduce and display the 1-800 U.S. SEARCH Marks (a) to indicate the location of the 1-800 U.S. SEARCH Links as set forth herein and (b) in connection with the marketing and promotion of 1-800 U.S. SEARCH in the Yahoo Properties. Yahoo's use of the 1-800 U.S. SEARCH Marks is subject to the 1-800 U.S. SEARCH trademark guidelines set forth in Exhibit K hereto. Yahoo shall not
                                            ---------
          take any actions inconsistent with 1-800 U.S. SEARCH's ownership of the 1-800 U.S. SEARCH Marks, and any benefit accruing from use of such 1-800 U.S. SEARCH Marks shall automatically vest in the owner.

     5.3 In no event shall the first page on the 1-800 U.S. SEARCH Site to which users directly click-through from any link placed by Yahoo in connection with this Agreement, including, without the 1-800 U.S. SEARCH Links, contain graphic or textual hyperlinks, promotion or advertising banners relating to [*].

[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

     5.4 1-800 U.S. SEARCH shall place a "back to Yahoo" graphic link only on the first page of the 1-800 U.S. SEARCH Site to which users directly click-through from any link placed by Yahoo on Yahoo People Search. In addition, 1-800 U.S. SEARCH shall make reasonable efforts to place a "back to Yahoo" graphic link on the first page of the 1-800 U.S. SEARCH Site to which users directly click-through from all other links placed by Yahoo under this Agreement. In each case, the Yahoo graphic link shall (a) be placed on the 1-800 U.S. SEARCH Site in a manner mutually acceptable to 1-800 U.S. SEARCH Site and Yahoo (b) contain the Yahoo name and logo as provided by Yahoo and (c) directly link the user back to the front page of Yahoo Main Site Yahoo located at http://www.yahoo.com or directly to the page from where they immediately came from. Yahoo hereby grants to 1-800 U.S. SEARCH a non-exclusive, worldwide, fully paid license to use, reproduce and display the Yahoo name and logo to indicate the location of the Yahoo graphic link as set forth herein.

     5.5 The 1-800 U.S. SEARCH Site shall provide users the ability to search from a comprehensive database of Public Record Information. The 1-800 U.S. SEARCH Site shall comply with the scale, speed and performance requirements consistent with other merchants participating in programs of similar scope and nature on the Yahoo Main Site.

     5.6 Yahoo will place the 1-800 U.S. Search Graphic Links, Search Modules, Functional Text Links and Banner Advertisements as provided in Section 2.1, 2.2 and 3.1 within [*] business days of receiving the $2,034,615.28 payment made in accordance with Section 8.1. Yahoo shall have no obligation to perform under Section 2 or Section 3 prior to such time.

6.   Exclusivity; Right of First Presentation.
     -----------------------------------------

     6.1 During the Term, Yahoo will not place advertisements on behalf of or integrate a third party in Yahoo People Search which competes with 1-800 U.S. SEARCH with respect to any of the following services relating to individuals and businesses (a) location information, (b) background checking, (c) compiling of public records information reports, or (d) verification of status (including, without limitation, any of entities listed on Exhibit L attached hereto); provided, however, that if a third party's primary business is not any of or a combination of the foregoing services, the exclusivity provision set forth in this
          Section 6.1 shall be limited to the services, divisions, segments or subsidiary that provide the competing service.

     6.2 1-800 U.S. SEARCH acknowledges that, notwithstanding the limited exclusivity set forth in Section 6.1, (a) Yahoo shall not be precluded from incorporating or otherwise advertising or promoting search services, mapping services, directory

[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

          services and other world wide web search services on any Yahoo Property including Yahoo People Search (subject to the exclusivity set forth in Section 6.1 above and the terms set forth in Section 6.4 below), (b) Yahoo may honor its current contracts with merchants that may directly compete with 1-800 U.S. SEARCH, the terms of which contracts would otherwise constitute a breach of the obligations of Yahoo, however, Yahoo represents and warrants that neither of KnowX.com or Information America have any agreements with Yahoo to promote, advertise or otherwise integrate their services into Yahoo People Search (c) Yahoo shall not be precluded from including links (but not advertising and promotional links) to any entity in any directory, merchant listing or other shopping service or feature on any Yahoo Property, (d) except as expressly set forth in this Agreement, Yahoo shall not be restricted from placing advertisements and promotions for or on behalf of other entities that provide services similar to that provided on the 1-800 U.S. SEARCH Site, including without limitation, location services for individuals and businesses, public records reports, verification and background check services and conducting its normal course of business with such entities on any Yahoo Property other than Yahoo People Search.

     6.3 In the event that Yahoo intends to create, develop or otherwise make available a new advertising opportunity that integrates a third party public records search module for Public Records Information similar in scope and nature to the 1-800 U.S. SEARCH Module described in this Agreement on a site directed to a U.S. audience that is solely "Yahoo" branded, maintained, controlled and hosted by Yahoo, Yahoo agrees that 1-800 U.S. SEARCH will have a right of first presentation to purchase this program prior to Yahoo presenting to any other party for a period of [*] days. Yahoo will deliver to 1-800 U.S. SEARCH a written notice describing Yahoo's reasonable business requirements for the opportunity. If 1-800 U.S. SEARCH declines to commence good faith negotiations within the aforementioned [*] days period of receiving such written notice by Yahoo, or if the parties fail to reach agreement within [*] days following the commencement of good faith negotiations (or such later date as is agreed by the parties) Yahoo may offer the program to any other parties.

     6.4 In the event that Yahoo elects to develop its own Public Records Information search service that includes the same level of information offered by 1-800 U.S. SEARCH on the 1-800 U.S. SEARCH Site, and Yahoo intends to integrate such service into Yahoo People Search, Yahoo will provide to 1-800 U.S. SEARCH written notice of such intent (a) [*] days prior to integrating such service into Yahoo People Search if the date of the notice is within the first six (6) months from the Effective Date and (b) [*] days prior to integrating such service into Yahoo People Search if the date of the notice is after the first six
          (6) months from the Effective Date. 1-800 U.S. SEARCH shall

[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

          have the right to terminate this Agreement upon [*] days written notice to Yahoo; provided that (1) 1-800 U.S. SEARCH must provide notice of termination no later than [*] days after the date of Yahoo's notice to 1-800 U.S. SEARCH and (2) 1-800 U.S. SEARCH is current with all payments that are due prior to the date of termination. Upon any such termination, 1-800 U.S. SEARCH shall be given a "pro rata credit" to be applied by 1-800 U.S. SEARCH towards the cost of advertising on areas of any Yahoo U.S. Based Properties that both parties mutually agreed upon where standard advertising and promotions occur. The "pro rata credit" shall be equal to the [*]. Both parties will use reasonable efforts to apply the "pro rata credit" within a 60 day period of any such termination. 1-800 U.S. SEARCH's sole remedy as it relates to the foregoing will be to terminate this Agreement as set forth herein. Furthermore, in the event that Yahoo decides to create its own branded Public Records Information service that provides information similar to that provided on the 1-800 U.S. SEARCH Site and Yahoo decides to do so without acquiring or entering into a joint venture with a third party, then Yahoo will make reasonable efforts to evaluate the 1-800 U.S. SEARCH service as a potential provider for the Yahoo branded service.

7.   Page Views.
--   ----------

     7.1 During the Term, Yahoo will deliver a minimum of [*] Page Views ("Total Page Views") of 1-800 U.S. SEARCH Links as measured by Yahoo's online reporting system consisting of the following:

          .   [*] Page Views consisting of 1-800 U.S. SEARCH Search
              Modules, Functional Text Links and Graphic Links; and
          .   [*] Page Views of 1-800 U.S. SEARCH Banner Advertisements.

     7.2 1-800 U.S. SEARCH may apply [*] towards 1-800 U.S. SEARCH Banner Advertisements placed on those U.S. based Yahoo Properties mutually agreed upon by both parties, subject to availability, and at [*]. In addition, if 1-800 U.S. SEARCH chooses to apply the value of the [*] towards a general rotation on Yahoo, the rate will be [*] CPM.

[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

     7.3 1-800 U.S. SEARCH will have the right to adjust the locations of inventory set forth in Section 7.1 above as follows:

          . After September 15, 1999, and with thirty (30) days prior written notice to Yahoo, 1-800 U.S. SEARCH may elect to transfer any undelivered Page Views out of the following areas [*] described in [*] and apply the value of placement in such areas toward [*]. This means that, upon 1-800 U.S. SEARCH's written request, Yahoo will use reasonable efforts to re-allocate dollar value of undelivered Page Views from [*] and into other areas of [*] mutually agreed upon and subject to availability where standard advertising and promotions occur. This will reduce the page view guarantee under section 7.1 to reflect the removal of undelivered Page Views described in [*]. The Page View breakdown and value of placement for email results pages, email no results pages, and email advanced search is indicated in Exhibit J (Insertion Order)
          . In addition, in the event that Yahoo and 1-800 U.S. SEARCH enter into an agreement for a new program described in Section 6.3 above, then 1-800 U.S. SEARCH will have the right to re-allocate an amount that the parties agree corresponds to the dollar value of undelivered Page Views from the following areas of [*] into [*]
          .   In the event amounts are reallocated in accordance with this section 7.3, 1-800 U.S. SEARCH must place a revised insertion order by no later than [*] to use such reallocated funds for advertising (on U.S. based Yahoo Properties as provided above) to be run in its entirety by [*] and Yahoo will take all reasonable efforts to run such advertising in its entirety by [*]. The "make good" provision of Section 7.4 shall still apply to such advertising. All such advertising will be placed subject to availability and at a rate of [*].

     7.4 In the event that Yahoo fails to deliver the Total Page Views by the expiration of the Term, Yahoo will "make good" the shortfall by extending its obligations for placement under Sections 2 and 3 beyond the end of the Term until such Page View obligation is satisfied and provided further that the provision set forth in Section 6.1 shall continue until such time that the Total Page Views have been delivered as set forth in Section 2 and 3. The provisions set forth in this Section

[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

          7.4 set forth the entire liability of Yahoo, and 1-800 U.S. SEARCH's sole remedy, for Yahoo's breach of its Page View obligations set forth in Section 7.1.

    7.5 Yahoo will provide 1-800 U.S. SEARCH with access to Yahoo's online reporting statistics that provide (in reasonable detail) Yahoo's calculation of the Page Views delivered during each month during the Term. Calculation of Page Views are made in accordance with Yahoo's established controls over its measurement and reporting of advertising impressions. Online reports of page views are audited by the Audit Bureau of Circulations (ABC Interactive). Ernst & Young, LLP has reviewed and examined the effectiveness Yahoo's controls over its advertising measurement and reporting functions and the use of standard methodologies and metrics as defined by the Internet Advertising Bureau (IAB).

8.   Compensation.
     ------------

     8.1  Slotting Fee. In consideration of Yahoo's performance and obligations
          ------------
          as set forth herein, 1-800 U.S. SEARCH will pay Yahoo on each date set forth below ("Date"), the payment set forth opposite each such Date (the "Payment"). Each such Payment shall be non-refundable. The aggregate sum of the Payments shall equal to nine million two hundred thousand dollars ($9,200,000) (the "Total Contract Payment"). The initial payment of two hundred fifty thousand dollars ($250,000) shall be designated as a non-refundable, non-creditable set up fee for the design, consultation, development, implementation and placement of the 1-800 U.S. SEARCH Links. All monthly payments are due on the dates described below.

          Payment                                  Date
          -------------------------------------------------------------------

          $   250,000.00          upon execution of this Agreement; designated
                                  as a non-refundable and non-creditable fee for
                                  design, setup and consultation of the 1-800
                                  U.S. SEARCH Links;
          $ 2,034,615.28          due five days after the close of the IPO of 1-
                                  800 U.S. SEARCH; with $250,000 of such payment
                                  designated as a non-refundable and non-
                                  creditable fee for design, setup and
                                  consultation of the 1-800 U.S. SEARCH Links;
          $ 1,338,461.50          due on the each of the following dates
                                  following the close of the IPO of 1-800 U.S.
                                  SEARCH: [*]
                                  and
          $   223,077.22          due on [*].

[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

     8.2  Payment Information. All payments herein are non-refundable and non-
          --------------------
          creditable (except against Page Views as expressly set forth in this Agreement) and shall be made by 1-800 U.S. SEARCH via wire transfer into Yahoo's main account pursuant to the wire transfer instructions set forth on Exhibit H.
                       ---------

     8.3  Late Payments. Any portion of the above payments which has not been
          -------------
          paid to Yahoo within ten (10) days of the dates set forth above shall bear interest at the lesser of (i) one percent (1%) per month or (ii) the maximum amount allowed by law. Notwithstanding the foregoing, any failure by 1-800 U.S. SEARCH to make the payments specified in Section
          8.1 on the dates set forth therein shall constitute a material breach of this Agreement.

     8.4  Credit Worthiness: 1-800 U.S. SEARCH shall provide to Yahoo, at
          -----------------
          Yahoo's request at any time after the IPO of 1-800 U.S. SEARCH, with sufficient information and assurances to demonstrate to Yahoo's reasonable satisfaction that 1-800 U.S. SEARCH has the ability to fund the program described in this Agreement and make the payments described in Section 8.1.

9.   Termination.
     -----------

     9.1  Term. This Agreement shall commence upon the Effective Date and,
     ---
          unless terminated as provided herein, shall remain in effect for the Term. Notwithstanding anything contained in this Agreement to the contrary, in the event that the IPO of 1-800 U.S. SEARCH is not consummated on or before June 25, 1999, or such later date as the parties may mutually agree, this Agreement may be terminated by either party with written notice; provided that 1-800 U.S. SEARCH must exercise its right to terminate under this Section 9.1 by no later than July 30, 1999. Upon such termination there shall be no further obligations on either party to perform hereunder, including without limitation any obligation to make payments pursuant to this Agreement by 1-800 U.S. SEARCH (other than the initial $250,000 amount.) If both parties mutually agree to extend the termination date past June 25, 1999 then the $250,000 non-creditable, and non-refundable design set-up and consultation fee under Section 8.1 will be converted to a program holding fee. Furthermore, in the event both parties agree to extend the termination date past June 25, 1999, $500,000 of $2,034,615.28 payment due in section 8.1 above will convert into a non-refundable non-creditable design, set-up and consultation fee.

     9.2  Termination by Yahoo. This Agreement may be terminated by Yahoo (a)
          --------------------
          immediately upon written notice (i) if 1-800 US SEARCH does not pay the 2,034,615.28 under Section 8.1 by June 25, 1999 or (ii) if Yahoo elects not to extend the termination date in section 9.1 in the event that 1-800 US SEARCH does not complete its Initial Public Offering by the later of June 25, 1999 or on the date by which both parties mutually agree upon in section 9.1, or (b) with thirty (30) days written notice to 1-800 U.S. SEARCH in the event that the 1-800 U.S. SEARCH Site is no longer competitive with other similar services (as determined, to the extent practical, over a reasonable period of time, by an independent third party and in light of the number and quality of customer, ability to locate people and database offerings), unless the deficiencies in the 1-800 U.S. SEARCH Site are cured by 1-800 U.S. SEARCH within the notice period.

     9.3  Termination by Either Party with Cause. This Agreement may be
          --------------------------------------
          terminated at any time by either party: (i) immediately upon written notice if the other party: (a) becomes insolvent; (b) files a petition in bankruptcy; or (c) makes an assignment for the benefit of its creditors; or (ii) thirty (30) days after written notice to the other party of such other party's material breach of any of its obligations under this Agreement (ten (10) days in the case of a failure to pay), which breach is not cured within such notice period. Notwithstanding the preceding cure period, if 1-800 U.S. SEARCH receives notice of a material breach, and 1-800 U.S. SEARCH can establish to Yahoo's reasonable satisfaction that (a) the nature of the breach is one that can not reasonably be cured within a thirty (30) day period, and (b) 1-800 U.S. SEARCH has been using reasonable efforts to cure such breach, then so long as 1-800 U.S. SEARCH is taking all reasonable steps to cure such breach, the cure period shall be extended as necessary to cure, but in no event shall the total cure period exceed ninety (90) days. In the event that Yahoo provides a notice of termination under this Section 9.3, Yahoo shall have the right to suspend performance under Sections 2 and 3 of this Agreement for the notice period unless and until the breach is fully remedied by 1-800 U.S. SEARCH prior to the expiration of the notice period. If during the first six months of the Agreement, 1-800 U.S. SEARCH terminates this Agreement due to a material breach by Yahoo then 1-800 U.S. SEARCH shall be entitled to a "pro rata credit" equal to the [*]. If, after the first six months of this Agreement, 1-800 U.S. SEARCH terminates this Agreement due to a material breach by Yahoo, 1-800 U.S. SEARCH shall be entitled to a "pro rata credit" determined in the same manner as provided in Section 6.4. In any event, the pro-rata credit will solely be applied towards the cost of advertising on areas (where standard advertising and promotions occur) of U.S. based Yahoo Properties mutually agreed to by the parties, subject to availability. Both parties will also use reasonable efforts to apply the "pro rata credit" within a 60-day period of any such termination.

[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

     9.4  Survival.  The provisions of Sections 1, 7.3 and 10.14 shall survive
          --------
          expiration or termination of this Agreement.

10.  Confidential Information and Publicity.
     --------------------------------------

     10.1 Terms and Conditions. The terms and conditions of this Agreement shall
          --------------------
          be considered confidential and shall not be disclosed to any third parties except to such party's accountants, attorneys, or except as otherwise required by law. Neither party shall make any public announcement regarding the existence of this Agreement without the other party's prior written approval and consent.

     10.2 Publicity. Any and all publicity relating to this Agreement and
          ---------
          subsequent transactions between Yahoo and 1-800 U.S. SEARCH and the method of its release shall be approved in advance of the release by both Yahoo and 1-800 U.S. SEARCH.

     10.3 Nondisclosure Agreement. Yahoo and 1-800 U.S. SEARCH acknowledge and
          -----------------------
          agree to the terms of the Mutual Nondisclosure Agreement attached hereto as Exhibit with respect to the use and disclosure of
                    ------------
          confidential information and all discussions pertaining to or leading to this Agreement.

     10.4 User Data.  All information and data provided to Yahoo by users of the
          ---------
          Yahoo Properties or otherwise collected by Yahoo relating to user activity on the Yahoo Properties shall be retained by and owned solely by Yahoo. All information and data provided to 1-800 U.S. SEARCH on the 1-800 U.S. SEARCH Site or otherwise collected by 1-800 U.S. SEARCH relating to user activity on the 1-800 U.S. SEARCH Site shall be retained by and owned solely by 1-800 U.S. SEARCH. Each party agrees to use such information only as authorized by the user and shall not disclose, sell, license or otherwise transfer any such user information to any third party or use the user information for the transmission of "junk mail", "spam", or any other unsolicited mass distribution of information. Neither party shall be restricted from sending promotions via e-mail to its respective users who have indicated that they are willing to receive such promotions.

     10.5 Privacy of User Information.  1-800 U.S. SEARCH shall ensure that all
          ---------------------------
          information provided by users of the 1-800 U.S. SEARCH Site is maintained, accessed and transmitted in a secure environment and in compliance with its privacy policy and the security specifications to
          be mutually agreed upon by the parties.   1-800 U.S. SEARCH shall
          provide a link to its policy (or to Yahoo's policy) regarding the protection of user data on those pages of the 1-800 U.S. SEARCH Site where the user is requested to provide personal or financial information.

11.  Indemnification.
     ---------------

     1-800 U.S. SEARCH, at its own expense, will indemnify, defend and hold harmless Yahoo and its employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against Yahoo based on or arising from a claim that (a) would constitute a breach of any representation and warranty contained in Section 6, (b) any 1-800 U.S. SEARCH trademark, service mark or other 1-800 U.S. SEARCH brand feature, any material, product or service produced, distributed, offered or provided by 1-800 U.S. SEARCH, or any material presented on the 1-800 U.S. SEARCH Site, or any site that is linked from the 1-800 U.S. SEARCH Site, infringes in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party, is or contains any material or information that is obscene, defamatory, libelous, slanderous, or that violates any law or regulation, or that otherwise violates any rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, or has otherwise resulted in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any third party; provided, however, that in any such case: (x) Yahoo provides 1-800 U.S. SEARCH with prompt notice of any such claim; (y) Yahoo permits 1-800 U.S. SEARCH to assume and control the defense of such action upon 1-800 U.S. SEARCH's written notice to Yahoo of its intention to indemnify; and (z) upon 1-800 U.S. SEARCH's written request, and at no expense to Yahoo, Yahoo will provide to 1-800 U.S. SEARCH all available information and assistance necessary for 1-800 U.S. SEARCH to defend such claim. 1-800 U.S. SEARCH will not enter into any settlement or compromise of any such claim, which settlement or compromise would result in any liability to Yahoo, without Yahoo's prior written consent, which shall not unreasonably be withheld. 1-800 U.S. SEARCH will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Yahoo in connection with or arising from any such claim, suit, action or proceeding.

     Yahoo, at its own expense, will indemnify, defend and hold harmless 1-800 U.S. SEARCH and its employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against 1-800 U.S. SEARCH based on or arising from a claim that any Yahoo trademark, service mark or other Yahoo Mark, infringes in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party; provided, however, that in any such case: (x) 1-800 U.S. SEARCH provides Yahoo with prompt notice of any such claim; (y) 1-800 U.S. SEARCH permits Yahoo to assume and control the defense of such action upon Yahoo's written notice to 1-800 U.S. SEARCH of its intention to indemnify; and (z) upon Yahoo's written request, and at no expense to 1-800 U.S. SEARCH, 1-800 U.S. SEARCH will provide to Yahoo all available information and assistance necessary for Yahoo to defend such claim. Yahoo will not enter into any settlement or compromise of any such claim, which settlement or compromise would result in any liability to 1-800 U.S. SEARCH, without 1-800 U.S. SEARCH's prior written consent, which shall not unreasonably be withheld. Yahoo will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by 1-800 U.S. SEARCH in connection with or arising from any such claim, suit, action or proceeding.

12.  Limitation of Liability.
     -----------------------

     EXCEPT AS PROVIDED IN SECTION 11, UNDER NO CIRCUMSTANCES SHALL US SEARCH, YAHOO, OR ANY AFFILIATE BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

13.  Insurance.
     ---------

     1-800 U.S. SEARCH agrees that it will maintain insurance with a carrier that is reasonably acceptable by Yahoo and with coverage for commercial general liability and errors and omissions of at least one million dollars per occurrence. 1-800 U.S. SEARCH will name Yahoo as an additional insured on such insurance and will provide evidence of such insurance to Yahoo within ten (10) days of the Effective Date. Such insurance policy shall not be cancelled or modified without Yahoo's prior written consent.

14.  General Provisions.
     ------------------

     14.1 Independent Contractors.  It is the intention of Yahoo and 1-800 U.S.
          -----------------------
          SEARCH that Yahoo and 1-800 U.S. SEARCH are, and shall be deemed to be, independent contractors with respect to the subject matter of this Agreement, and nothing contained in this Agreement shall be deemed or construed in any manner whatsoever as creating any partnership, joint venture, employment, agency, fiduciary or other similar relationship between Yahoo and 1-800 U.S. SEARCH.

     14.2 Entire Agreement. This Agreement, together with all Exhibits,
          ----------------
          represents the entire agreement between Yahoo and 1-800 U.S. SEARCH with respect to the subject matter hereof and thereof and shall supersede all prior agreements and communications of the parties, oral or written, including without limitation the Letter of Agreement dated April 27, 1999, between Yahoo and 1-800 U.S. SEARCH.

     14.3 Amendment and Waiver. No amendment to, or waiver of, any provision of
          --------------------
          this Agreement shall be effective unless in writing and signed by both parties. The waiver by any party of any breach or default shall not constitute a waiver of any different or subsequent breach or default.

     14.4 Governing Law.  This Agreement shall be governed by and interpreted in
          -------------
          accordance with the laws of the State of California without regard to the conflicts of laws principles thereof.

     14.5 Successors and Assigns.  Neither party shall assign its rights or
          ----------------------
          obligations under this Agreement without the prior written consent of the other party, which shall not unreasonably be withheld or delayed. Notwithstanding the foregoing, either party may assign this Agreement to an entity who acquires substantially all of the stock or assets of a party to this Agreement; provided that consent will be required in the event that the non-assigning party reasonably determines that the assignee will not have sufficient capital or assets to perform its obligations hereunder, or that the assignee is a direct competitor of the non-assigning party. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

     14.6 Force Majeure. Neither party shall be liable for failure to perform or
          -------------
          delay in performing any obligation (other than the payment of money) under this Agreement if such failure or delay is due to fire, flood, earthquake, strike, war (declared or undeclared), embargo, blockade, legal prohibition, governmental action, riot, insurrection, damage, destruction or any other similar cause beyond the control of such party.

     14.7 Notices. All notices, requests and other communications called for by
          -------
          this agreement shall be deemed to have been given immediately if made by telecopy or Electronics mail (confirmed by concurrent written notice sent via overnight courier for delivery by the next business day), if to Yahoo at 3420 Central Expressway, Santa Clara, CA 95051,
          Fax: (408) 731-3301 Attention: Senior Vice President (e-mail: singh@yahoo-inc.com), with a copy to its General Counsel (e-mail:jplace@yahoo-inc.com), and if to 1-800 U.S. SEARCH at the physical and Electronics mail addresses set forth on the signature page of this Agreement, or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

     14.8 Severability. If any provision of this Agreement is held to be
          ------------
          invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

   14.9   Sole Responsibility. 1-800 U.S. SEARCH will remain solely responsible
          -------------------
          for the operation of the 1-800 U.S. SEARCH Site, and Yahoo will remain solely responsible for the operation of the Yahoo Main Site. Each party: (a) acknowledges that the 1-800 U.S. SEARCH Site and the Yahoo Main Site may be subject to temporary shutdowns due to causes beyond the operating party's reasonable control; and (b) subject to the terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective Internet-based service.

   14.10  Counterparts. This Agreement may be executed in two counterparts, both
          ------------
          of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

   14.11  Authority. Each of Yahoo and 1-800 U.S. SEARCH represents and warrants
          ---------
          that the negotiation and entry of this Agreement will not violate, conflict with, interfere with, result in a breach of, or constitute a default under any other agreement to which they are a party.

   14.12  Attorneys Fees.  The prevailing party in any action to enforce this
          --------------
          Agreement shall be entitled to reimbursement of its expenses, including reasonable attorneys' fees.

   This Advertising and Promotion Agreement has been executed by the duly authorized representatives of the parties, effective as of the Effective Date.

YAHOO! INC.                         US SEARCH.COM, INC.

By: /s/ Anil Sinch                  By: /s/ Robert J. Richards
    -------------------------           ----------------------------

Name: Anil Sinch                    Name: Robert J. Richards
      -----------------------             --------------------------

Title: SVP                          Title: Vice President Operations
       ----------------------              -------------------------

Attn:  Senior VP Sales              Attn:  Vice President Operations
34200 Central Expressway            9107 Wilshire Boulevard, Suite 700
Santa Clara, CA 95051               Beverly Hills, CA 90210
Tel.: (408) 731-3300                Tel: 310-553-7000
Fax:  (408) 731-3302                Fax: 310-786-8349
e-mail:  singh@yahoo-inc.com             brichards@1800ussearch.com

                                   EXHIBIT A
                            1-800 U.S. SEARCH Module
           http://public.yahoo.com/~anhlewin/ps/800/1-800Search.html
           ---------------------------------------------------------

                          Top Page Yahoo People Search
                 [screenshot of Top Page Yahoo People Search]

                                   EXHIBIT B
                                Phone No Results
                      [screenshot of Phone No Results page]

                                   EXHIBIT C
                                Email No Results
                     [screenshot of Email No Results page]

                                   EXHIBIT D
                             Email Advanced Search
                  [screenshot of Email Advanced Search page]

                                   EXHIBIT E
                                 Phone Results
                      [screenshot of Phone Results page]

                                   EXHIBIT F
                                 Email Results
                      [screenshot of Email Results page]

                                   EXHIBIT G
            Directory and Keyword Results Pages of Yahoo! Main Site

                               [*]
                               1800ussearch.com
                               1800ussearch
                               1800 us search
                               1800 u.s. search
                               us search
                               u.s. search
                               [*]

[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT H
                           Wire Transfer Instructions

Yahoo's Bank Information:

Institution Name:             [*]
Institution Address:          Inglewood, CA
ABA:                          [*]
Beneficiary Name:             Yahoo! Inc.
Beneficiary Account Number:   [*]

[*] = Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT I
                        MUTUAL NON-DISCLOSURE AGREEMENT

     This Agreement governs the disclosure of information by and between Yahoo! Inc., a California corporation, and ___________________________________________
("Participant").

     1. The "Confidential Information" is that confidential, proprietary, and trade secret information being disclosed by the disclosing party described as (please be specific):

      (a) Yahoo Confidential Information (owned by Yahoo and any of its affiliates)___________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
          _____________________________________________

      (b) Participant Confidential Information
          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
          ________________________

     2. Except as set forth in this Section 2, all Confidential Information shall be in tangible form and shall be marked as Confidential or proprietary information of the disclosing party. If the Confidential Information is disclosed orally or visually, it shall be identified as such at the time of disclosure and confirmed in a writing to the recipient within thirty (30) days of such disclosure.

     3. Each of the parties agrees that it will not make use of, disseminate, or in any way disclose any Confidential Information of the other party to any person, firm or business, except to the extent necessary for negotiations, discussions, and consultations with personnel or authorized representatives of the other party and any purpose the other party may hereafter authorize in writing. Each of the parties agrees that it shall disclose Confidential Information of the other party only to those of its employees who need to know such information and who have previously agreed, either as a condition to employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those of this Agreement.

     4. There shall be no liability for disclosure or use of Confidential Information which is (a) in the public domain through no fault of the receiving party (b) rightfully received from a third party without any obligation of confidentiality, (c) rightfully known to the receiving party without any limitation on use or disclosure prior to its receipt from the disclosing party,
(d) independently developed by the receiving party (e) generally made available to third parties without any restriction on disclosure, or (f) communicated in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of either party under this Agreement (provided that the party so disclosing has provided the other party with a reasonable opportunity to seek protective legal treatment for such Confidential Information).

      5. "Residual Information" shall mean any Confidential Information of the disclosing party which may be retained in intangible form in the minds of those individuals of the receiving party who have had proper access to such Confidential Information. Notwithstanding anything else in this Agreement, the receiving party shall be free to use any Residual Information for any purpose whatsoever, including, without limitation, the development of its own products, or business, provided that such party shall not be entitled to disclose Residual Information to any third parties unless such disclosure is in the course of, or as part of, any disclosure of its own products or business or their development.

      6. Each of the parties agrees that it shall treat all Confidential Information of the other party with the same degree of care as it accords to its own Confidential Information, and each of the parties represents that it exercises reasonable care to protect its own Confidential Information.

      7. Each of the parties agrees that it will not modify, reverse engineer, decompile, create other works from, or disassemble any software programs contained in the Confidential Information of the other party unless otherwise specified in writing by the disclosing party.

      8. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs and lists) furnished to one party by the other, and which are designated in writing to be the property of such party, shall remain the property of such party and shall be returned to it promptly at its request, together with any copies thereof.

       9. This Agreement shall govern all communications between the parties that are made during the period from the effective date of this Agreement to the date on which either party receives from the other written notice that subsequent communications shall not be so governed, provided, however, that each party's obligations under Sections 2 and 3 with respect to Confidential Information of the other party which it has previously received shall continue unless and until such Confidential Information falls within Sections 4 or 5. Neither party shall communicate any information to the other in violation of the proprietary rights of any third party. Neither party acquires any licenses under any intellectual property rights of the other party under this Agreement.

                                   EXHIBIT J

                                Insertion Order

                                   EXHIBIT K

                      1-800-US SEARCH TRADEMARK GUIDELINES

1. General. All 1-800 U.S. Search trademarks, logos, service marks, trade dress, slogans, etc, or other brand features (collectively the "Brand Features") will be used only as explicitly licensed by 1-800 U.S. Search, and only under the terms and conditions and for the purposes described in such license. The other party to such license shall herein be referred to as the "Licensee". All such uses shall be in a manner consistent with proper usage of the 1-800 U.S. Search Brand Features.

2. Appearance of Logos.   The Licensee shall ensure that the presentation of the
1-800 U.S. Search Brand Features shall be consistent with 1-800 U.S. Search's own use of the 1-800 U.S. Search Brand Features in comparable media.

3. Notices. All trademarks and service marks included in the 1-800 U.S. Search Brand Features shall be designated with "SM", "TM" or "(R)", in the manner directed by 1-800 U.S. Search.

4. Appearance. From time to time during the term of the license, 1-800 U.S. Search may provide the Licensee with written guidelines for the size, typeface, colors and other graphic characteristics of the 1-800 U.S. Search Brand Features, which upon delivery to the Licensee shall be deemed to be incorporated into these "1-800 U.S. Search Trademark Usage Guidelines".

5. Restrictions Upon Use. The 1-800 U.S. Search Brand Features shall not be presented or used:

          a. in a manner that could be reasonably interpreted to suggest editorial content has been authored by, or represents the views or opinions of, 1-800 U.S. Search or any 1-800 U.S. Search personnel;

          b. in a manner that is misleading, defamatory, libelous, obscene or other wise objectionable, in 1-800 U.S. Search's reasonable opinion;

          c. in a way that infringes, derogates, dilutes or impairs the rights of 1-800 U.S. Search in the 1-800 U.S. Search Brand Features;

          d. as part of a name of a product or service of a company other than 1-800 U.S. Search, except as expressly provided in a written agreement by 1-800 U.S. Search.

6. Remedy. The Licensee will make any changes to its use of the 1-800 U.S. Search Brand Features as are reasonably requested by 1-800 U.S. Search.

7. Revisions. These Guidelines may be modified at any time by 1-800 U.S. Search upon written notice to the Licensee.

                                   EXHIBIT L

                         1-800 U.S. SEARCH COMPETITORS

Information America

KnowX.com

Database Technologies (including IRSC division)

Reid-Elsevier Inc. (including Lexis-Nexis division)

Transunion

Experian

Choicepoint (including CDB Infotek and Equifax)

Avert, Inc.

The Dunn & Bradstreet Corporation

Pinkerton Security

Anywho.com

International Locator, Inc.

Reuters Limited

Acxiom, Inc.

DCS Information Systems

First Data Solutions

InfoUSA, Inc.